Exhibit 10.29

                              CONSULTING AGREEMENT

         This Consulting Agreement (this "Agreement") effective as of September 11, 2007, by and between BRIGHTEC, INC., a Nevada corporation (the "Company"), and JEFFREY STERN, Trustee of Jeffrey Stern Revocable Trust, located at 44 Eliot Hill Road, Natick, Massachusetts 01760 -USA (the "Consultant"). For the purposes of this Agreement, either of the above shall be referred to as a "Party" and collectively as the "Parties".

                                    RECITAL:

         WHEREAS, the Company desires to retain the Consultant for the term specified herein in order to advance the business and interests of the Company on the terms and conditions set forth herein and the Consultant desires to be retained by the Company to provide the services set forth herein.

                                   AGREEMENT:

         Now, therefore, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the Parties hereto agree as follows:

         1. APPOINTMENT. The Company agrees to retain the Consultant to provide the services as set forth in Section 2 hereto and the Consultant agrees to accept such engagement and to provide the Services to the Company, upon the terms and subject to the conditions set forth in this Agreement.

         2.       SERVICES.
                  --------

         (a) Nature of Services. During the term of this Agreement, the Consultant shall provide advice to, undertake for, and consult with the Company on certain matters pertaining to the Company's business as shall be specified from time to time by the Company's President and/or such other officer(s) as the Company's Board of Directors shall designate to have principal responsibility for the operation of the business. Such matters shall include advice with respect to the Company's operations, executive employment issues, employee staffing, strategy, capital structure and other matters pertaining to the business as shall be specified from time to time by the Company's President and/or such other officer (collectively, the "Services").

         (b) Scope of Services. The Consultant acknowledges and understands that solely an authorized officer of the Company shall have the authority to execute documents on behalf of the Company. The Consultant may make recommendations to the Company's officers in connection with such documents, but shall have no authority or discretion to execute any documents on behalf of the Company. The Consultant will submit any documents to the Company's President or Chief Executive Officer for execution by an authorized officer of the Company.

         3. COMPENSATION. For the Services rendered and performed by the Consultant during the term of this Agreement, the Company shall pay to the Consultant on the date of this Agreement two million (2,000,000) restricted shares of the Company's common stock, par value $0.001 per share (the "Shares").

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         4.       TERM; TERMINATION; EFFECT OF TERMINATION.
                  ----------------------------------------

         (a) Term. The Company shall retain the Consultant for a period of two (2) years from the date hereof unless terminated sooner pursuant to the provisions of this Agreement (the "Consulting Period").

         (b) Termination. The Consultant's consulting hereunder shall terminate upon the occurrence of any of the following (each, a "Termination"):
(i) upon the death of the Consultant; however, that for purposes of this Agreement, the effective date of such Termination based upon the death of the Consultant shall be deemed to have occurred on the last day of the month in which the death of the Consultant shall have occurred; (ii) the Consultant is unable to perform the essential functions of his position, with or without reasonable accommodation, for a period in excess of twelve (12) weeks during the previous twelve (12) months, due to a physical or mental illness, disability or condition, and the Company provides written notice of Termination in accordance with Section 12 herein) to the Consultant at the end of any calendar month stating such fact; (c) the Company may terminate the Consultant with or without cause by providing written notice of such Termination to the Consultant, the effective date of which shall be specified in the notice and may be immediate; or (d) by mutual agreement between the Parties.

         (c) Effect of Termination. The Parties hereby agree and acknowledge that the Consultant shall be entitled to receive and retain all rights to and interests in the Shares (subject to Section 5 herein below) so long as he provides the Services to the Company for the full two (2) years of the Consulting Period. In the event of early Termination for any reason as contemplated by Section 4(b) above, the Consultant (or his estate, upon the occurrence of an event contemplated by Sections 4(b)(i)-(ii) above) shall, within five (5) days of the effectiveness of such Termination, relinquish all rights to and interests in, and surrender all certificates to the Company representing the pro rata number of the Shares calculated based on the number of days remaining in the full two (2) year Consulting Period. For example purposes only, if the effectiveness of early Termination occurs on the eighteen (18) month anniversary of this Agreement, the Consultant shall be required to relinquish five hundred thousand (500,000) Shares to the Company.

         5.       LOCKUP PROVISION; RESTRICTED SHARES.
                  -----------------------------------

         (a) The Consultant hereby agrees that he will not, directly or indirectly, without the prior written consent of the Company, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of the Shares during the Consulting Period; provided, however, that this provision shall not apply to that pro rata number of Shares calculated based on the number of days elapsed on the date of such disposition from the date of this Agreement. For example purposes only, if the Consultant desires to sell Shares on the six (6) month anniversary of this Agreement, the Consultant shall only be able to sell five hundred thousand (500,000) Shares.

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         (b)      The Consultant acknowledges and understands that none of the
Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any State in reliance upon exemptions therefrom for private offerings. The Consultant understands that the Shares must be held indefinitely unless the sale thereof is subsequently registered under the Securities Act and applicable State securities laws or exemptions from such registration are available. The Consultant further understands that the Company has no obligation to repurchase Shares. The Shares will bear a legend stating that the Shares have not been registered under the Securities Act or State securities laws and they may not be resold unless they are registered under the Securities Act and applicable State securities laws or exempt therefrom.

         6. EXPENSES. The Company shall reimburse the Consultant for the Consultant's reasonable expenses incurred on the Company's behalf in connection with the performance of the services, including, but not limited to, telephone charges, postage, printing, travel, entertainment, facsimile charges Federal Express charges, or any other expenses attributable to the Consultant's services provided herein, provided, however, that the Consultant has received the Company's prior written consent to reimburse the Consultant for such expenses.

         7. CONFIDENTIALLY. The Consultant agrees that at all times during and after the Consulting Period, the Consultant shall (i) hold in confidence and refrain from disclosing to any other party all information, whether written or oral, tangible or intangible, of a private, secret, proprietary or confidential nature, of or concerning the Company and their business and operations, and all files, letters, memoranda, reports, records, computer disks or other computer storage medium, data, models or any photographic or other tangible materials containing such information (the "Confidential Information"), including without limitation, any sales, promotional or marketing plans, programs, techniques, practices or strategies, any expansion plans (including existing and entry into new geographic and/or product markets), any customer lists, any operational and management guidelines, any corporate and commercial policies, any cost, pricing or other financial data or projections, and the identity and background of any customer, prospect or supplier, (ii) use the Confidential Information solely in connection with her consulting relationship with the Company and for no other purpose, (iii) take all precautions necessary to ensure that the Confidential Information shall not be, or be permitted to be, shown, copied or disclosed to third parties, without the prior written consent of the Company, and (iv) observe all security policies implemented by the Company from time to time with respect to the Confidential Information. Confidential Information shall not include any information which becomes generally available to the public or lawfully obtainable from other sources (except by reason of any unauthorized disclosure by the Consultant). In the event that the Consultant is ordered to disclose any Confidential Information, whether in a legal or regulatory proceeding or otherwise, the Consultant shall provide the Company with prompt notice of such request or order so that the Company may seek to prevent disclosure. In the case of any disclosure, the Consultant shall disclose only that portion of the Confidential Information that he is ordered to disclose.

         8. NO TRADE. The Consultant acknowledges that he may receive information of the Company during the course of providing the Services to the Company that is material, non- public information concerning the Company and the Consultant further acknowledges and agrees that he shall not trade in securities of the Company while possessing such material, non-public information of

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the Company. The Consultant hereby agrees to comply with all applicable federal and state securities laws with respect to trading in securities of the Company. federal and state securities laws with respect to trading in securities of the Company.

         9.       INDEMNIFICATION.
                  ---------------

         (a) Consultant. The Consultant, to the fullest extent permitted by law, agrees to defend, to hold harmless and to indemnify the Company against all claims, losses, liability, damages and expenses directly caused by or directly resulting from the Services performed by the Consultant hereunder. It is understood that the intent of this provision is to absolve and protect the Company from any loss, liability, damage and expense directly caused by or connected with the work and/or actions of the Consultant hereunder without fault of the Company.

         (b) Company. The Company to the fullest extent permitted by law, agrees to defend, to hold harmless and to indemnify the Consultant against all claims, losses, liability, damages and expenses directly caused by or directly resulting from the Services performed by the Company hereunder. It is understood that the intent of this provision is to absolve and protect the Consultant from any loss, liability, damage and expense directly caused by or connected with the work and/or actions of the Company hereunder without fault of the Consultant.

         10. INDEPENDENT CONTRACTOR. It is expressly acknowledged and agreed that the relationship between the Company and the Consultant shall be that of an independent contractor. Nothing in this Agreement shall be deemed to create a partnership, joint venture or any employer/employee relationship between the parties hereto. Consultant shall have no authority to enter into any contracts, agreements, or other binding arrangements on behalf of the Company, nor shall Consultant hold himself out as having such authority, unless specifically authorized in writing to do so by an officer of the Company. All taxes and personal expenses are the full responsibility of the Consultant.

         11. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings and agreements between the Parties. This Agreement is non-exclusive and cannot be modified of changed, nor can any of its provisions be waived, except by written agreement signed by all Parties.

         12. NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed given if delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery to, the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other parties): (a) if to the Company, to the following address: 8c Pleasant Street S., First Floor, South Natick, Massachusetts 01760 and (b) if to the Consultant, to the address designated in the signature block for the Consultant.

         13. COUNTERPARTS. A facsimile or other reproduction of this Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute

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one and the same instrument. The executed copy of this Agreement shall be valid and binding upon a Party when transmitted by facsimile to the other Party. At the request of any Party hereto, all Parties agree to execute an original of this Agreement, as well as, any facsimile, or other reproduction hereof. copy of this Agreement shall be valid and binding upon a Party when transmitted by facsimile to the other Party. At the request of any Party hereto, all Parties agree to execute an original of this Agreement, as well as, any facsimile, or other reproduction hereof.

         14. GOVERNING LAW. This Consulting Agreement shall be governed by the State of Nevada without reference to the conflict of law principals thereof. In the even of any dispute as to the terms of this Agreement, the prevailing Party in any litigation shall be entitled to reasonable attorney's fees.


                           [Signature Page To Follow]


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         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date written above.

                                       THE COMPANY:


                                       BRIGHTEC, INC.,
                                       a Nevada Company


                                       By: /s/ PATRICK PLANCHE
                                           -------------------------------------
                                           Name:  Patrick Planche
                                           Title: President and CEO


                                       THE CONSULTANT:

                                       By: /s/ JEFFREY STERN
                                           -------------------------------------
                                           Name:    Jeffrey Stern
                                           Title:   Trustee of Jeffrey Stern
                                                    Revocable Trust
                                           Address: 44 Eliot Hill Road
                                                    Natick, Massachusetts 01760
                                                    USA


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================================================================================
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
================================================================================
ORIGINATION DATE  SEPTEMBER 11, 2007
--------------------------------------------------------------------------------
                                   RESTRICTED

     NUMBER                                                        SHARES
--------------------                                         -------------------
                                Brightec, Inc.
      2782                    Cusip No. 10921P 10 9              *2,000,000*
--------------------                                         -------------------

          AUTHORIZED COMMON STOCK: 100,000,000 SHARES o PAR VALUE $.001


THIS CERTIFIES THAT   **JEFFREY A STERN REVOCABLE TRUST***


IS THE RECORD HOLDER OF       **TWO MILLION**


                 Shares of ADVANCED LUMITECH, INC. Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney under surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

 Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:  SEPTEMBER 11, 2007

                                             THESE SHARES HAVE NOT BEEN
                                             REGISTERED UNDER THE SECURITIES ACT
                                             OF 1933. THEY MAY NOT BE SOLD,
                                             OFFERED FOR SALE, PLEDGED OR
                                             HYPOTHECATED IN THE ABSENCE OF AN
                                             EFFECTIVE REGISTRATION STATEMENT AS
                                             TO SECURITIES UNDER SAID ACT OR
                                             PURSUANT TO AN EXEMPTION FROM
                                             REGISTRATION OR AN OPINION OF
                                             COUNSEL SATISFACTORY TO THE COMPANY
                                             THAT SUCH REGISTRATION IS NOT
                                             REQUIRED.



/s/ FRANCOIS PLANCHE                         /s/ [illegible]
---------------------------                  -----------------------------------
Secretary

                                [CORPORATE SEAL]
                             ADVANCED LUMITECH, INC.

                                   CORPORATE
                                      SEAL

                                     NEVADA

--------------------------------------------------------------------------------

                COUNTERSIGNED AND REGISTERED

                          NATIONAL STOCK TRANSFER, INC.
                1512 South 1100 East, Salt Lake City, Utah 84105

                By: /s/ [illegible]
                    TRANSFER AGENT AND REGISTRAR - AUTHORIZED SIGNATURE

================================================================================


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